UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2011

Veramark Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13898	16-1192368
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1565 Jefferson Rd, Suite 120, Rochester, New York		14623
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-381-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2011, Veramark Technologies, Inc. (the "Registrant") entered into an amendment ("Amendment") to the Employment Agreement between the Registrant and Josh Bouk dated as of January 25, 2008 and an Amendment to the Employment Agreement between the Registrant and Tom McAlees dated as of January 31, 2008.

The material terms of the Amendment with Mr. Bouk are that:

• Mr. Bouk’s employment with the Registrant was extended for a first renewal term, from April 1, 2011 through March 31, 2012

• Mr. Bouk’s base salary was fixed at $157,500

• Mr. Bouk was granted ten-year options to purchase 50,000 shares of the Registrant’s $.10 common stock at the closing price of the common stock on April 15, 2011, the date upon which the Registrant’s Compensation Committee authorized the grant of such options. 25,000 of such options will vest based upon the achievement of targets set forth in the Registrant’s management incentive plan for 2011. 25,000 of such options will vest based upon the achievement of targets set forth in the Registrant’s management incentive plan for 2012.

• Mr. Bouk will be entitled to six months’ salary continuation plus a prorated portion of his bonus for the previous year if he is terminated without cause.

• In the event of a change of control of the Registrant, all of the stock options held by Mr. Bouk will vest and, if his employment with the Registrant terminates within six months of such change of control by the Company without cause or by Mr. Bouk for good reason, his salary and benefits will continue for six months after such termination.

The material terms of the Amendment with Mr. McAlees are that:

• Mr. McAlees’ employment with the Registrant was extended for a first renewal term, from April 1, 2011 through March 31, 2012

• Mr. McAlees’ base salary was fixed at $157,500

• Mr. McAlees was granted ten-year options to purchase 50,000 shares of the Registrant’s $.10 common stock at the closing price of the common stock on April 15, 2011, the date upon which the Registrant’s Compensation Committee authorized the grant of such options. 25,000 of such options will vest based upon the achievement of targets set forth in the Registrant’s management incentive plan for 2011. 25,000 of such options will vest based upon the achievement of targets set forth in the Registrant’s management incentive plan for 2012.

• Mr. McAlees will be entitled to six months’ salary continuation plus a prorated portion of his bonus for the previous year if he is terminated without cause.

• In the event of a change of control of the Registrant, all of the stock options held by Mr. McAlees will vest and, if his employment with the Registrant terminates within six months of such change of control by the Company without cause or by Mr. McAlees for good reason, his salary and benefits will continue for six months after such termination.

Copies of the Amendments and the underlying Employment Agreements will be filed as Exhibits to Registrant’s Report on Form 10-Q for the second quarter of 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2011, Veramark Technologies, Inc. (the "Registrant") entered into an Amendment to the Employment Agreement between the Registrant and Josh Bouk dated as of January 25, 2008, and an Amendment to the Employment Agreement between the Registrant and Tom McAlees dated as of January 31, 2008.

The Amendments are more fully described in the response to Item 1.01 and copies of the Amendments and the underlying Employment Agreements will be filed as Exhibits to Registrant’s Report on Form 10-Q for the second quarter of 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veramark Technologies, Inc.

May 12, 2011	By:	/s/ Ronald C. Lundy

Name: Ronald C. Lundy
Title: Vice President of Finance and CFO